Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference into Annual Report on Form 10-K/A of our report dated March 27, 2007, appearing in the Annual Report on Form 10-K/A of Northwest Biotherapeutics, Inc. for the year ended December 31, 2006.
/S/ PETERSON SULLIVAN PLLC
Seattle, Washington
November 30, 2007